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                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:       [QUALIFIED]   CONTRACT DATE:        [1/1/2010]

PAYMENT:              [$100,000.00]   CONTRACT NUMBER:     [000000005]

OWNER:              [JOHN X. SMITH]   GOVERNING LAW:              [YS]

ANNUITANT:          [JOHN X. SMITH]   ANNUITANT'S AGE             [55]

CO-ANNUITANT:          [MARY SMITH]   CO-ANNUITANT'S AGE          [53]

PLAN                             [Marketing Name]

                                 FEES AND CHARGES

CONTRACT ASSET FEE               [0.60%]

ANNUAL CONTRACT FEE              [$30.00](1)

                                 (1)  Prior to the Annuity Commencement Date,
                                      when the Annual Administration Fee is to be assessed, if Contract Value the equals or exceeds [$25,000], the Annual Administration Fee will be waived.

LIFETIME INCOME BENEFIT FEE      [0.50%]

MAXIMUM LIFETIME INCOME          [0.65%]
BENEFIT FEE

                             LIFETIME INCOME BENEFIT

MINIMUM HOLDING PERIOD           [1/1/2015]
EXPIRATION

LIFETIME INCOME AGE AND          Age of the younger of the Lifetime Income
PERCENTAGE:                      Percentage Annuitant or co-Annuitant at equals:
                                 Contract Anniversary prior to first withdrawal on or after the Lifetime Income Date:

   SINGLE LIFETIME INCOME        [58 1/2 - 63]                            [5.0%]

                                 [64 and over]                            [4.5%]

   SPOUSAL LIFETIME INCOME       [64 and over]                            [4.5%]

BENEFIT BASE PERCENTAGE          [100%]

TRANSFERRED BENEFIT BASE         [$125,000]

MAXIMUM BENEFIT BASE             [$5,000,000]

BENEFIT ENHANCEMENT PERCENTAGE   [3%]

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                                       S.1

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                          LIMITS - PAYMENTS & TRANSFERS

ROTH IRA PAYMENT LIMITS          (a)  Except in the case of a "qualified
                                      rollover contribution," a
                                      "recharacterization" (defined in (f)
                                      below), or a nontaxable transfer from
                                      another Roth IRA, no premium or Payment
                                      otherwise permitted under the Contract
                                      (referred to herein as a "Payment") will be accepted unless it is in cash and the total of such payments to all the Owner's
                                      Roth IRAs for a taxable year does not
                                      exceed the lesser of the Applicable Amount
                                      (as defined in paragraph (b) below) or the Owner's compensation for that taxable year. The Payment described in the preceding sentence is hereinafter referred to as a "regular Payment". However, notwithstanding the dollar limits on contributions, an individual may make a repayment of a qualified reservist distribution described in Code section
                                      72(t)(2)(G) during the 2-year period
                                      beginning on the day after the end of the active duty period or by August 17, 2008, if later. A "qualified rollover contribution" is a rollover contribution of a distribution from an IRA that meets the requirements of IRC Section 408(d)(3), except the one-rollover-per- year rule of IRC section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a "nonRoth IRA").
                                      For taxable years beginning after 2005, a qualified rollover contribution includes a rollover from a designated Roth account described in Code section 402A; and for taxable years beginning after 2007, a qualified rollover contribution also includes a rollover from an eligible retirement plan described in Code section
                                      402(c)(8)(B). Payments may be limited
                                      under paragraphs (c) through (e) below.

                                 (b) Unless otherwise provided under applicable federal tax law, the Applicable Amount is determined under (i) or (ii) below:

                                      (i)   If the Owner is under age 50, the
                                            Applicable Amount is $3,000 for any
                                            taxable year beginning in 2002
                                            through 2004, $4,000 for any taxable
                                            year beginning in 2005 through 2007,
                                            and $5,000 for any taxable year
                                            beginning in 2008 and years
                                            thereafter. After 2008, the $5,000
                                            amount will be adjusted by the
                                            Secretary of the Treasury for
                                            cost-of-living increases under Code
                                            section 219(b)(5)(D). Such
                                            adjustments will be in multiples of
                                            $500.

                                      (ii)  If the Owner is 50 or older, the
                                            Applicable Amount under paragraph
                                            (i) above is increased by $500 for
                                            any taxable year beginning in 2002
                                            through 2005 and by $1,000 for any
                                            taxable year beginning in 2006 and
                                            years thereafter.

                                      (iii) If the Owner was a participant in a
                                            Code section 401(k) plan of a
                                            certain employer in bankruptcy
                                            described in Code section
                                            219(b)(5)(C), then the applicable
                                            amount under paragraph (i) above is
                                            increased by $3,000 for taxable
                                            years beginning after 2006 and
                                            before 2010 only. An Owner who makes
                                            contributions under this paragraph
                                            (iii) may not also make
                                            contributions under paragraph (ii).

                                 (c)  If (i) and/or (ii) below apply, the
                                      maximum regular Payment that can be made to all of the Owner's Roth IRAs for a taxable year is the smaller amount determined under (i) or (ii).

                                      (i)   The maximum regular Payment limit is
                                            gradually reduced to $0 between
                                            certain levels of modified adjusted
                                            gross income ("modified AGI," as
                                            defined in (g) below). For an Owner
                                            who is single or is a head of
                                            household, the maximum annual
                                            regular Payment is phased out
                                            between modified AGI of $95,000 and
                                            $110,000; for an Owner who is
                                            married filing a joint return or is
                                            a qualifying widow(er), between
                                            modified AGI of $150,000 and
                                            $160,000; and for an Owner who is
                                            married filing a separate return,
                                            between modified AGI of $0 and
                                            $10,000. If the Owner's modified AGI
                                            for a taxable year is in the
                                            phase-out range, the maximum regular
                                            Payment determined for that taxable
                                            year is rounded up to the next

SP.VEN200.10-ROTH


                                       S.2

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                                            multiple of $10 and is not reduced
                                            below $200. After 2006, the dollar
                                            amounts above will be adjusted by
                                            the Secretary of the Treasury for
                                            cost- of-living increases under Code
                                            section 408A(c)(3). Such adjustments
                                            will be in multiples of $1,000.

                                      (ii)  If the Owner makes regular Payments
                                            to both Roth and nonRoth IRAs for a
                                            taxable year, the maximum regular
                                            Payment that can be made to all the
                                            Owner's Roth IRAs for that taxable
                                            year is reduced by the regular
                                            Payments made to the Owner's nonRoth
                                            IRAs for the taxable year.

                                 (d)  A rollover from an eligible retirement
                                      plan other than a Roth IRA or a designated
                                      Roth Account cannot be made to this IRA
                                      if, for the year the amount is distributed from the other plan, (i) the Owner is married and files a separate return, (ii) the Owner is not married and has modified AGI in excess of $100,000, or (iii) the Owner is married and together the Owner and the Owner's spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, a husband and wife are not treated as married for the taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year. For taxable years beginning after 2009, the limits in this paragraph (d) do not apply to qualified rollover contributions.

                                 (e) No Payment will be accepted under a SIMPLE IRA plan established by any employer pursuant to IRC Section 408(p). Also, no transfer or rollover of funds attributable to Payments made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the two-year period beginning on the date the Owner first participated in that employer's SIMPLE IRA plan.

                                 (f) A regular Payment to a nonRoth IRA may be recharacterized pursuant to the rules in
                                      Section 1.408A-5 of the federal income tax regulations as a regular Payment to this IRA, subject to the limits in (c) above.

                                 (g)  For purposes of (c) and (d) above, an
                                      individual's modified AGI for a taxable
                                      year is defined in IRC Section
                                      408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a rollover from an eligible retirement plan other than a Roth IRA (a "conversion").

                                 For purposes of (a) above, compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in IRC Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, IRC Section 401(c)(2) shall be applied as if the term trade or business for purposes of IRC Section 1402 included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under IRC Section 71 with respect to a divorce or separation instrument described in subparagraph (A) of IRC
                                 Section 71(b)(2). In the case of a married individual filing a joint return, the greater compensation of his or her spouse is treated as his or her own compensation, but only to the extent that such spouse's compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a nonRoth IRA.

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                                       S.3

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TRANSFER CHARGES AND             We reserve the right to impose a transaction
LIMITATIONS - BEFORE MATURITY    charge for transfers. In the event a charge is
DATE                             imposed, it will not exceed the lesser of
                                 [$25.00] or [2%] of the amount of each
                                 transfer.

                                 We reserve the right to limit the amount of the transfer and the maximum number of transfers that can be made.

                                 You must transfer at least [$300] or, if less, the entire amount in the Investment Option each time you make a transfer. If, after the transfer, the amount remaining in the Investment Option from which the transfer is made is less than [$100], then we will transfer the entire amount instead of the requested amount.

                                 Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than [one] per [month] or [six] at any time within a Contract Year.

TRANSFER CHARGES AND             We reserve the right to limit the maximum
LIMITATIONS - ON OR AFTER        number of transfers you may make per Contract
MATURITY DATE                    Year after variable Annuity Payments have
                                 begun.

                                 If we limit the maximum number of transfers that can be made after variable Annuity Payments have begun, the maximum number of transfers you may make per Contract Year shall be no less than [4].

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                                       S.4

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                        INITIAL ALLOCATION OF NET PAYMENT
                 (SEE FOLLOWING PAGE FOR ALL AVAILABLE OPTIONS)

VARIABLE INVESTMENT OPTIONS:
[LIFESTYLE BALANCED]           [100.00%]

TOTAL                           100.00%

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.

SP.VEN200.10-ROTH


                                       S.5

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                          AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: [JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
                  SEPARATE ACCOUNT H]

VARIABLE INVESTMENT OPTIONS:

   [LIFESTYLE PORTFOLIOS:
      Growth
      Balanced
      Moderate
      Conservative

   CORE PORTFOLIOS:
      Diversified Growth & Income
      Global Diversification
      Fundamental Holdings]

SP.VEN200.10-ROTH


                                       S.6

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                                ANNUITY BENEFITS

MATURITY DATE:                   [1/1/2050]

ANNUITY COMMENCEMENT DATE:       [1/1/2045]

ANNUITY OPTION:                  [Life 5-Year Certain]

                                 [The guarantee period for the Annuity Option may be reduced to comply with the period permitted under Section 1.401(a)(9)-6 of the Income Tax Regulations, except as otherwise provided by applicable federal tax law.]

ANNUITY PAYMENTS - GENERAL       The rates for Annuity Payments are determined
INFORMATION                      based on:

                                      -     Mortality Table: [Annuity 2000 Table
                                            projected at Scale G from January 1,
                                            2000]

                                      -     Fixed Annuity Payment Interest Rate:
                                            [3% interest per year]

                                      -     Variable Annuity Payment Assumed
                                            Interest Rate: [3.00%]

                                 The amount of each Annuity Payment will depend upon the sex and age of the Annuitant, the co-Annuitant, if any, or other payee.

                                 For variable Annuity Payments, the smallest annual rate of investment return that is required to be earned on the assets of the Separate Account so that the dollar amount of such payments will not decrease is: [3.62%]

                             BENEFICIARY INFORMATION

[Mary Smith]

SP.VEN200.10-ROTH


                                       S.7